UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

December 18, 2017
Date of Report (Date of Earliest Event Reported)

NOVUME SOLUTIONS, INC.
(Exact Name of Small Business Issuer as Specified in Its Charter)

Delaware	000-55833	81-5266334
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

14420 Albemarle Point Place, Suite 200, Chantilly, VA, 20151
(Address of Principal Executive Offices)

(703) 953-3838
(Issuer’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 18, 2017, the board of directors (the “Board”) of the Novume Solutions, Inc. (the “Company”) appointed Marta Tienda, PhD, 67, as a member of the Board, with such appointment to take effect immediately. She will serve on the Board’s Governance Committee and Compensation Committee.

Marta Tienda has served as the Maurice P. During ’22 Professor in demographic Studies at Princeton University since 1999. She has also been a Professor of Sociology and Public Affairs and a Research Associate in the Office of Population Research at Princeton since 1997. Currently, she is an independent trustee of the Teachers Insurance Annuity Association (TIAA), the Jacobs Foundation of Switzerland, and the Sloan Foundation, and serves on the board of the Population Reference Bureau. Previously, she held permanent positions at the University of Chicago, where she served as chair of the sociology department, and the University of Wisconsin-Madison, and visiting appointments at NYU, Stanford and Brown. She is a member of the National Academy of Education, the American Academy of Political and Social Science, and the American Academy of Arts and Sciences. Professor Tienda is past president of the Population Association of America, and from 2004 to 2006 chaired the National Research Council Panel on Hispanics. She is emeritus trustee of Brown University, the Federal Reserve Bank of New York, the W.T. Grant Foundation, the Carnegie Corporation of New York, the Kaiser Family Foundation, and the Russell Sage Foundation. Professor Tienda received honorary doctorates from Ohio State University, Lehman College and Bank Street College. She has published over 200 scientific papers and several monographs and edited books. Professor Tienda holds a BA in Spanish (education) from Michigan State University, and MA and PhD degrees in Sociology from the University of Texas at Austin.

The Board has determined that Professor Tienda is an independent director within the meaning of NASDAQ Rule 5605.

Professor Tienda’s compensation for her services as a director will be consistent with that of the Company’s other non-employee directors, as described in the Company’s Registration Statement on Form S-1 as filed with the Securities and Exchange Commission on November 28, 2017. In addition, on December 18, 2017, Professor Tienda was granted fully-vested options to purchase 48,499 shares of common stock, par value $0.0001 per share, of the Company at a strike price of $3.81 per share. The options were granted under the Novume 2017 Equity Award Plan previously filed as Exhibit 4.7 to the Company’s Registration Statement on Form S-8 (Reg. No.: 333-220864) as filed with the Security and Exchange Commission on October 6, 2017 and expire on December 18, 2027.

There are no arrangements or understandings between Professor Tienda and any other persons pursuant to which she was selected as a director, and there are no transactions in which she has an interest requiring disclosure under Item 404(a) of Regulation S-K.

Item 8.01  Other Events

On December 18, 2017, the Company issued a press release announcing the appointment of Marta Tienda, PhD, as a member of the Board. A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01  Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press release dated December 19, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 19, 2017	By:	/s/ Robert A. Berman
Robert A. Berman, Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release dated December 19, 2017

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